Exhibit 99.1

NEWS RELEASE

CONTACTS:        Allergan:

Investors:

Daphne Karydas

(862) 261-8006

Karina Calzadilla

(862) 261-7328

Media:

Mark Marmur

(862) 261-7558

Allergan Provides 2018 Preliminary Financial Outlook for Select Income Statement Categories and Other Updates at 36th Annual J. P. Morgan Conference

DUBLIN, IRELAND – January 8, 2017 – Allergan plc (NYSE: AGN), a leading global pharmaceutical company, is providing its 2018 preliminary financial outlook and other financial updates at the 36th annual J.P. Morgan Healthcare Conference in San Francisco today.

Commenting on the Company’s 2018 outlook, Allergan Chairman and CEO Brent Saunders said, “While we face loss of exclusivity revenue headwinds in 2018, Allergan is in a solid position to unlock value in the near- and long-term. Our confidence is driven by the durable growth prospects for our businesses, the efforts we are taking to right-size the organization, our therapeutic area leadership, deep and high-potential pipeline and strong cash flows and balance sheet. Together, these elements provide a formidable foundation for Allergan to deliver value for shareholders in 2018 and beyond.”

2018 Outlook

Today, the Company is providing the following preliminary financial outlook for 2018. The outlook includes the following assumptions:

•	No generic entry for RESTASIS® prior to the second quarter of 2018.

•	Additional impact of generic entries: ESTRACE® (generic already in market); NAMENDA XR® (early first quarter of 2018); DELZICOL® (early second quarter of 2018); ACZONE® (highly genericized market).
•	Ongoing cost reductions of $300 million – $400 million from Fiscal Year 2017 non-GAAP operating expenses.
•	Expected 2018 non-GAAP tax rate of no more than ~15%.

The following represents 2018 financial outlook for select income statement categories:

Full Year 2018 Select Outlook	GAAP	NON-GAAP

Total Net Revenues	~$15.0 - $15.3 billion	~$15.0 - $15.3 billion

Tax Rate	No more than ~65%	No more than ~15%

Performance Net Income Per Share*	$(0.84)**	≥$15.25

*	Refer to Table in the Appendix of this press release for GAAP to non-GAAP reconciliation.
**	2018 GAAP loss per share from continuing operations attributable to shareholders under a scenario of non-GAAP performance net income per share of $15.25.

Allergan will provide additional 2018 financial outlook measures as part of its fourth quarter and full year 2017 earnings report and call on Tuesday, February 6, 2018.

Other Financial Updates

In addition to the above 2018 preliminary financial outlook, the Company is providing the following financial updates:

2017 Tax Cut and Jobs Act Impact

On December 22, 2017 the Tax Cut and Jobs Act (“TCJA”) was enacted into law by President Donald Trump. Allergan is providing the following guidance on the expected impact of the TCJA on the Company.

Overall, Allergan anticipates the future impact of the TCJA will be broadly neutral to the Company’s non-GAAP effective tax rate over time, with a moderate increase for 2018 as compared to full year 2017. The Company will provide further information on its expected effective tax rate as determined under GAAP and our non-GAAP effective tax rate as part of our fourth quarter and full-year 2017 earnings report.

Allergan Share Repurchase Program

On September 25, 2017, the Company’s Board of Directors authorized a $2.0 billion share repurchase program. Allergan repurchased approximately 20 percent of the authorized repurchase amount in the three months ended December 31, 2017.

Teva Securities Divestiture

Allergan continues to prudently divest its remaining holding in securities of Teva Pharmaceuticals International Ltd. (“Teva”), including, as previously disclosed, through its Forward Sale Agreement with J.P. Morgan for 25 million of the 100 million Teva securities with a February 2018 maturity date.

Allergan plans to sell its remaining position in 2018 through Forward Sale Agreements and/or open market sales. Such sales will be disclosed in amendments to the Company’s Schedule 13D as required by law.

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Allergan is focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women’s health, urology and anti-infective therapeutic categories.

Allergan is an industry leader in Open Science, a model of research and development, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. With this approach, Allergan has built one of the broadest development pipelines in the pharmaceutical industry with 55+ mid-to-late stage pipeline programs currently in development.

Allergan’s success is powered by our more than 18,000 global colleagues’ commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan’s website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; the impact of uncertainty around timing of generic entry related to key products, including RESTASIS®, on our financial results; uncertainty associated with financial projections, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2016 and Allergan’s Quarterly Report on Form 10-Q for the period ended September 30, 2017. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In this press release, the Company presents items not prepared in accordance with GAAP, or non-GAAP financial measures (as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission), that exclude certain significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company believes that its non-GAAP measures provide useful information to investors because these are the financial measures used by our management team to evaluate our operating performance, make day to day operating decisions, prepare internal forecasts, communicate external forward looking guidance to investors, compensate management and allocate the Company’s resources. We believe this presentation also increases comparability of period to period results. The Company’s determination of significant charges or credits may not be comparable to similar measures used by other companies and may vary from period to period. The Company uses both GAAP financial measures and the disclosed non-GAAP adjusted financial measures internally. These non-GAAP adjusted financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP performance net income per share is used by management as one of the primary metrics in evaluating the Company’s performance. We believe that Non-GAAP performance net income per share enhances the comparability of our results between periods and provides additional information and transparency to investors on adjustments and other items that are not indicative of the Company’s current and future operating performance. These are the financial measures used by our management team to evaluate our operating performance and make day to day operating decisions. We define non-GAAP adjustments to the reported GAAP measures as GAAP results adjusted for the following net of tax: (i) amortization expenses, (ii) global supply chain and operational excellence initiatives, (iii) acquisition, integration and licensing charges, (iv) accretion and fair market value adjustments on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses. Non-GAAP performance net income per share is not, and should not be viewed as, a substitute for reported GAAP continuing operations loss per share. The Company has consistently excluded amortization of all intangible assets, including the product rights that generate a significant portion of our ongoing revenue.

The following table provides a reconciliation of illustrative GAAP loss from continuing operations to the illustrative non-GAAP performance net income attributable to shareholders for the year ending December 31, 2018 based on the potential scenario of Non-GAAP Performance Net Income Per Share of $15.25.

in millions except per share amounts	2018 at Non-GAAP Performance Net Income Per Share of $15.25
GAAP (loss) from continuing operations attributable to shareholders	$(288.8)
Adjusted for:
Amortization	6,450.0
Acquisition, integration and licensing charges	450.0
Accretion and fair-value adjustments to contingent consideration	(5.0)
Impairment/asset sales and related costs	200.0
Non-recurring (gain) / losses	—
Global Supply Chain Initiatives	—
Legal settlements	—
Income taxes on items above and other income tax adjustments	(1,446.2)

Non-GAAP performance net income attributable to shareholders	5,360.0

Diluted earnings per share
Diluted (loss) per share from continuing operations attributable to shareholders- GAAP	$(0.84)

Non-GAAP performance diluted net income per share attributable to shareholders	$15.25

Basic weighted average ordinary shares outstanding	345.0
Effect of dilutive securities:
Dilutive shares	6.5

Diluted weighted average ordinary shares outstanding	351.5

CONTACTS:

Allergan:

Investors:

Daphne Karydas

(862) 261-8006

Karina Calzadilla

(862) 261-7328

Media:

Mark Marmur

(862) 261-7558